    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1997
                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                        LIVING CENTERS OF AMERICA, INC.
      TO BE RENAMED PARAGON HEALTH NETWORK, INC. UPON CONSUMMATION OF THE
                    RECAPITALIZATION MERGER DESCRIBED HEREIN
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      8051                 74-2012902
    (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)

                         15415 KATY FREEWAY, SUITE 800
                              HOUSTON, TEXAS 77094
                                 (281) 578-4600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           SUSAN THOMAS WHITTLE, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         15415 KATY FREEWAY, SUITE 800
                              HOUSTON, TEXAS 77094
                                 (281) 578-4600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

            RICHARD H. MILLER, ESQ.             JEFF C. DODD, ESQ.
    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                       MAYOR, DAY, CALDWELL & KEETON, L.L.P.
           191 PEACHTREE STREET N.E.         700 LOUISIANA, SUITE 1900
            ATLANTA, GEORGIA 30303           HOUSTON, TEXAS 77002-2778
                (404) 572-6600                    (713) 225-7000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the recapitalization of Living Centers of America, Inc. ("LCA") by the merger of an affiliate of Apollo Management, L.P. ("Apollo Sub") with and into LCA and the merger of GranCare, Inc. ("GranCare") with a wholly owned subsidiary of Paragon pursuant to the Merger Agreements described herein have been satisfied or waived.

  If the securities being registered on this form are offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-36525.

                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF      AMOUNT TO BE     AGGREGATE        AMOUNT OF
 SECURITIES TO BE REGISTERED    REGISTERED    OFFERING PRICE  REGISTRATION FEE
------------------------------------------------------------------------------
Common Stock, $.01 par
 value.......................   117,300(1)    $1,316,106(2)         $400
------------------------------------------------------------------------------

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(1) Based on the number of additional shares of Paragon Common Stock (defined hereinafter) over and above those shares registered pursuant to that certain Securities Act registration statement number 333-36525, to be issued to the stockholders of GranCare upon consummation of the GranCare Merger (defined hereafter).
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f) under the Securities Act using the average of the high and low sales prices of GranCare's common stock on October 30, 1997, as reported on the New York Stock Exchange (with respect to the additional shares to be registered hereby).

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

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-4, REGISTRATION
                                 NO. 333-36525

  LCA hereby incorporates by reference into this Registration Statement on Form S-4 in its entirety the Registration Statement on Form S-4 (Registration No. 333-36525), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on the 3rd day of November, 1997.

                                        Living Centers of America, Inc.

                                                   /s/ Edward L. Kuntz
                                        By: ___________________________________
                                            Edward L. Kuntz Chief Executive
                                                        Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward L. Kuntz and Susan Thomas Whittle, and each of them, each with full power to act without such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments) to this Form S-4 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

             Signatures                      Title                 Date

        /s/ Edward L. Kuntz           Chief Executive          November 3,
------------------------------------   Officer, Chairman           1997
          Edward L. Kuntz              and Director
                                       (Principal
                                       Executive Officer)

       /s/ Leroy D. Williams          (President, Chief        November 3,
------------------------------------   Operating Officer           1997
         Leroy D. Williams             and Director)

       /s/ Charles B. Carden          Executive Vice           November 3,
------------------------------------   President and               1997
         Charles B. Carden             Chief Financial
                                       Officer (Principal
                                       Financial and
                                       Accounting
                                       Officer)

        /s/ Donald C. Beaver          Vice Chairman and        November 3,
------------------------------------   Director                    1997
          Donald C. Beaver

        /s/ Roger J. Bulger           Director                 November 3,
------------------------------------                               1997
     Roger J. Bulger, M.D. FACP

             Signatures                         Title                Date

        /s/ Anthony M. Frank            Director                 November 3,
-------------------------------------                                1997
          Anthony M. Frank

       /s/ Eddy J. Rogers, Jr.          Director                 November 3,
-------------------------------------                                1997
         Eddy J. Rogers, Jr.

        /s/ Robert H. Hurlbut           Director

                                                                 November 3,
-------------------------------------                                1997
          Robert H. Hurlbut

                                 EXHIBIT INDEX

 EXHIBIT NO.                          DESCRIPTION
 -----------                          -----------
             Opinion of Mayor, Day, Caldwell & Keeton, L.L.P. regarding
  5.1*       securities being issued
 23.1*       Consent of Ernst & Young LLP, independent auditors (Atlanta)
 23.2*       Consent of Ernst & Young LLP, independent auditors (Houston)
 23.3*       Consent of KPMG Peat Marwick LLP, independent auditors

24.1 Power of Attorney (included as part of the signature page hereto.)

             Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (contained
 99.1        in Exhibit 5.1 hereto)

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*Filed herewith.